UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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(Norcor Technologies Corporation)
(Florida)
(1381,1711,1731,1742,2911,3572,5172)
(I.R.S. 56-1693387)
(338 South Sharon Amity Rd.,Charlotte,North Carolina, 28211, Tel:704-309-4101,
338 South Sharon Amity Rd., Charlotte, North Carolina, 28211)
(Wellesley Clayton, 338 South Sharon Amity Road, Charlotte, North Carolina, 28211, Tel: 704-309-4101)
(March 1st, 2010)
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: (X)
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act. (X)
Large accelerated filer
Accelerated filer
Non-accelerated filer (Do not check if a smaller reporting company) Smaller reporting company
SEC 870 (02-08) Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.
Calculation of Registration Fee
Title of Each Class
of Securities to be Registered (Common Shares)
Amount to be
Registered (3,000,000 Shares)
Proposed Maximum
Offering ($9,000,000)
Price Per Unit ($3.00)
Proposed Maximum
AggregateOffering Price ($3.00)
Amount of $9,000,000
Registration Fee ($502.92)
Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (§230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.
GENERAL INSTRUCTIONS

I. Eligibility Requirements for Use of Form S-1
This Form shall be used for the registration under the Securities Act of 1933 (“Securities Act”) of securities of all registrants for which no other form is authorized or prescribed, except that this Form shall not be used for securities of foreign governments or political subdivisions thereof.
II. Application of General Rules and Regulations
A. Attention is directed to the General Rules and Regulations under the Securities Act, particularly those comprising
Regulation C (17 CFR 230.400 to 230.494) thereunder. That Regulation contains general requirements regarding the preparation and filing of the registration statement.
B. Attention is directed to Regulation S-K (17 CFR Part 229) for the requirements applicable to the content of the non-financial statement portions of registration statements under the Securities Act. Where this Form directs the registrant to furnish information required by Regulation S-K and the item of Regulation S-K so provides, information need only be furnished to the extent appropriate.

III. Exchange Offers
If any of the securities being registered are to be offered in exchange for securities of any other issuer, the prospectus shall also include the information which would be required by item 11 if the securities of such other issuer were registered on this Form.
There shall also be included the information concerning such securities of such other issuer which would be called for by Item 9 if such securities were being registered. In connection with this instruction, reference is made to Rule 409.

IV. Roll-up Transactions
If the securities to be registered on this Form will be isued in a roll-up transction as defined in Item 901(c) of Regulation S-K
(17 CFR 229.901(c)), attention is directed to the requirements of Form S-4 applicable to roll-up transactions, including, but not limited to, General Instruction I.
V. Registration of Additional Securities
With respect to the registration of additional securities for an offering pursuant to Rule 462(b) under the Securities Act, the registrant may file a registration statement consisting only of the following: the facing page; a statement that the contents of the earlier registration statement, identified by file number, are incorporated by reference; required opinions and consents; the signature page; and any price-related information omitted from the earlier registration statement in reliance on Rule 430A that the registrant chooses to include in the new registration statement. The information contained in such a Rule 462(b) registration statement shall be deemed to be a part of the earlier registration statement as of the date of effectiveness of the Rule 462(b) registration statement.
Any opinion or consent required in the Rule 462(b) registration statement may be incorporated by reference from the earlier registration statement with respect to the offering, if: (i) such opinion or consent expressly provides for such incorporation; and (ii)
such opinion relates to the securities registered pursuant to Rule 462(b). See Rule 411(c) and Rule 439(b) under the Securities Act.
VI. Offerings of Asset-Backed Securities.
The following applies if a registration statement on this Form S-1 is being used to register an offering of asset-backed securities. Terms used in this General Instruction VI. have the same meaning as in Item 1101 of Regulation AB (17 CFR
229.1101).
A. Items that may be Omitted.
Such registrants may omit the information called for by Item 11, Information with Respect to the Registrant.
B. Substitute Information to be Included.
In addition to the Items that are otherwise required by this Form, the registrant must furnish in the prospectus the information required by Items 1102 through 1120 of Regulation AB (17 CFR 229.1102 through 229.1120).
C. Signatures.
The registration statement must be signed by the depositor, the depositor’s principal executive officer or officers, principal financial officer and controller or principal accounting officer, and by at least a majority of the depositor’s board of directors or persons performing similar functions.
VII. Eligibility to Use Incorporation by Reference
If a registrant meets the following requirements immediately prior to the time of filing a registration statement on this Form, itmay elect to provide information required by Items 3 through 11 of this Form in accordance with Item 11A and
Item 12 of thisForm:

A. The registrant is subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities
ExchangeAct of 1934 (“Exchange Act”).
B. The registrant has filed all reports and other materials required to be filed by Sections 13(a), 14, or 15(d) of the
Exchange Actduring the preceding 12 months (or for such shorter period that the registrant was required to file such reports and materials).
C. The registrant has filed an annual report required under Section 13(a) or Section 15(d) of the Exchange Act for its
mostrecently completed fiscal year.
D. The registrant is not:
1. And during the past three years neither the registrant nor any of its predecessors was:
(a) A blank check company as defined in Rule 419(a)(2) (§230.419(a)(2));
(b) A shell company, other than a business combination related shell company, each as defined in Rule 405(§230.405); or
(c) A registrant for an offering of penny stock as defined in Rule 3a51-1 of the Exchange Act (§240.3a51-1 of thischapter).
2. Registering an offering that effectuates a business combination transaction as defined in Rule 165(f)(1) (§230.165(f)(1)
of this chapter).
E. If a registrant is a successor registrant it shall be deemed to have satisfied conditions A., B., C., and D.2 above if:
1. Its predecessor and it, taken together, do so, provided that the succession was primarily for the purpose of changingthe state of incorporation of the predecessor or forming a holding company and that the assets and liabilities of thesuccessor at the time of succession were substantially the same as those of the predecessor; or
2. All predecessors met the conditions at the time of succession and the registrant has continued to do so since the succession.

F. The registrant makes its periodic and current reports filed pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference pursuant to Item 11A or Item 12 of this Form readily available and accessible on a Web site maintained by or for the registrant and containing information about the registrant.

PART I—INFORMATION REQUIRED IN PROSPECTUS
Item 1. Forepart of the Registration Statement and Outside Front Cover Page of Prospectus.
Set forth in the forepart of the registration statement and on the outside front cover page of the prospectus the information required by Item 501 of Regulation S-K (§229.501 of this chapter).
Item 2. Inside Front and Outside Back Cover Pages of Prospectus.
Set forth on the inside front cover page of the prospectus or, where permitted, on the outside back cover page, the information required by Item 502 of Regulation S-K (§229.502 of this chapter).
Item 3. Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.
Furnish the information required by Item 503 of Regulation S-K (§229.503 of this chapter).
Item 4. Use of Proceeds.
Furnish the information required by Item 504 of Regulation S-K (§229.504 of this chapter).
Item 5. Determination of Offering Price.
Furnish the information required by Item 505 of Regulation S-K (§229.505 of this chapter).
Item 6. Dilution.
Furnish the information required by Item 506 of Regulation S-K (§229.506 of this chapter).
Item 7. Selling Security Holders.
Furnish the information required by Item 507 of Regulation S-K (§229.507 of this chapter).
Item 8. Plan of Distribution.
Furnish the information required by Item 508 of Regulation S-K (§229.508 of this chapter).
Item 9. Description of Securities to be Registered.
Furnish the information required by Item 202 of Regulation S-K (§229.202 of this chapter).
Item 10. Interests of Named Experts and Counsel.
Furnish the information required by Item 509 of Regulation S-K (§229.509 of this chapter).
Item 11. Information with Respect to the Registrant.
Furnish the following information with respect to the registrant:
(a) Information required by Item 101 of Regulation S-K (§229.101 of this chapter), description of business;
(b) Information required by Item 102 of Regulation S-K (§229.102 of this chapter), description of property;
(c) Information required by Item 103 of Regulation S-K (§229.103 of this chapter), legal proceedings;
(d) Where common equity securities are being offered, information required by Item 201 of Regulation S-K (§229.201 of this chapter), market price of and dividends on the registrant’s common equity and related stockholder matters;
(e) Financial statements meeting the requirements of Regulation S-X (17 CFR Part 210) (Schedules required under Regulation SX shall be filed as “Financial Statement Schedules” pursuant to Item 15, Exhibits and Financial Statement Schedules, of this
Form), as well as any financial information required by Rule 3-05 and Article 11 of Regulation S-X. A smaller reporting company may provide the information in Rule 8-04 and 8-05 of Regulation S-X in lieu of the financial information required by Rule 3-05 and Article 11 of Regulation S-X;
(f) Information required by Item 301 of Regulation S-K (§229.301 of this chapter), selected financial data;
(g) Information required by Item 302 of Regulation S-K (§229.302 of this chapter), supplementary financial in formation;
(h) Information required by Item 303 of Regulation S-K (§229.303 of this chapter), management’s discussion and analysis of financial condition and results of operations;
(i) Information required by Item 304 of Regulation S-K (§229.304 of this chapter), changes in and disagreements with accountants on accounting and financial disclosure;
(j) Information required by Item 305 of Regulation S-K (§229.305 of this chapter), quantitative and qualitative disclosures about market risk.
(k) Information required by Item 401 of Regulation S-K (§229.401 of this chapter), directors and executive officers;
(l) Information required by Item 402 of Regulation S-K (§229.402 of this chapter), executive compensation, and information required by paragraph (e)(4) of Item 407 of Regulation S-K (§229.407 of this chapter), corporate governance;
(m) Information required by Item 403 of Regulation S-K (§229.403 of this chapter), security ownership of certain beneficial owners and management; and
(n) Information required by Item 404 of Regulation S-K (§229.404 of this chapter), transactions with related persons, promoters and certain control persons, and Item 407(a) of Regulation S-K (§229.407(a) of this chapter), corporate governance.
Item 11A. Material Changes.
If the registrant elects to incorporate information by reference pursuant to General Instruction VII., describe any and all material changes in the registrant’s affairs which have occurred since the end of the latest fiscal year for which audited financial statements were included in the latest Form 10-K and that have not been described in a Form 10-Q or Form 8-K filed under the
Exchange Act.
Item 12. Incorporation of Certain Information by Reference.
If the registrant elects to incorporate information by reference pursuant to General Instruction VII.:
(a) It must specifically incorporate by reference into the prospectus contained in the registration statement the following documents by means of a statement to that effect in the prospectus listing all such documents:
(1) The registrant’s latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act
that contains financial statements for the registrant’s latest fiscal year for which a Form 10-K was required to have been filed;
and
(2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act or proxy or information statements filed pursuant to Section 14 of the Exchange Act since the end of the fiscal year covered by the annual report referred to in paragraph (a)(1) above.
(i) That it will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus;

Note to Item 12(a). Attention is directed to Rule 439 (§230.439) regarding consent to use of material incorporated by reference.
(b)(1) The registrant must state:

(ii) That it will provide these reports or documents upon written or oral request;

(iii) That it will provide these reports or documents at no cost to the requester;
(iv) The name, address, telephone number, and e-mail address, if any, to which the request for these reports or documents must be made; and
(v) The registrant’s Web site address, including the uniform resource locator (URL) where the incorporated reports and other documents may be accessed.

Note to Item 12(b)(1). If the registrant sends any of the information that is incorporated by reference in the prospectus contained in the registration statement to security holders, it also must send any exhibits that are specifically incorporated by reference in that information.

(2) The registrant must:

(i) Identify the reports and other information that it files with the SEC; and

(ii) State that the public may read and copy any materials it files with the SEC at the SEC’s Public Reference Room at
100 F Street, N.E., Washington, DC 20549. State that the public may obtain information on the operation of the Public Reference
Room by calling the SEC at 1-800-SEC-0330. If the registrant is an electronic filer, state that the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the
SEC and state the address of that site (http://www.sec.gov).

Item 12A. Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

Furnish the information required by Item 510 of Regulation S-K (§229.510 of this chapter).

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.
Furnish the information required by Item 511 of Regulation S-K (§229.511 of this chapter).

Item 14. Indemnification of Directors and Officers.
Furnish the information required by Item 702 of Regulation S-K (§229.702 of this chapter).

Item 15. Recent Sales of Unregistered Securities.
Furnish the information required by Item 701 of Regulation S-K (§229.701 of this chapter).
Item 16. Exhibits and Financial Statement Schedules.
(a) Subject to the rules regarding incorporation by reference, furnish the exhibits as required by Item 601 of Regulation S-K (§229.601 of this chapter).
(b) Furnish the financial statement schedules required by Regulation S-X (17 CFR Part 210) and Item 11(e) of this Form. These schedules shall be lettered or numbered in the manner described for exhibits in paragraph (a).
Item 17. Undertakings.
Furnish the undertakings required by Item 512 of Regulation S-K (§229.512 of this chapter).
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Charlotte,
State of North Carolina, on December 1st, 2009.
(Registrant)
By (Wellesley Clayton, CEO)
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
(Wellesley Clayton)
(CEO)
(12/01/2009)
Instructions.

1. The registration statement shall be signed by the registrant, its principal executive officer or officers, its principal financial officer, its controller or principal accounting officer and by at least a majority of the board of directors or persons performing similar functions. If the registrant is a foreign person, the registration statement shall also be signed by its authorized representative in the United States. Where the registrant is a limited partnership, the registration statement shall be signed by a majority of the board of directors of any corporate general partner signing the registration statement.
2. The name of each person who signs the registration statement shall be typed or printed beneath his signature. Any person who occupies more than one of the specified positions shall indicate each capacity in which he signs the registration statement.
Attention is directed to Rule 402 concerning manual signatures and to Item 601 of Regulation S-K concerning signatures pursuant to powers of attorney.

INSTRUCTIONS AS TO SUMMARY PROSPECTUSES

1. A summary prospectus used pursuant to Rule 431 (§230.431 of this chapter), shall at the time of its use contain much of the information specified below as is then included in the registration statement. All other information and documents contained in the registration statement may be omitted.

(a) As to Item 1, the aggregate offering price to the public, the aggregate underwriting discounts and commissions and the offering price per unit to the public;

(b) As to Item 4, a brief statement of the principal purposes for which the proceeds are to be used;
(c) As to Item 7, a statement as to the amount of the offering, if any, to be made for the account of security holders;

(d) As to Item 8, the name of the managing underwriter or underwriters and a brief statement as to the nature of the underwriter’s obligation to take the securities; if any securities to be registered are to be offered otherwise than through underwriters, a brief statement as to the manner of distribution; and, if securities are to be offered otherwise than for cash.
a brief statement as to the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution, and by whom they are to be borne;
(e) As to Item 9, a brief statement as to dividend rights, voting rights, conversion rights, interest, maturity;
(f) As to Item 11, a brief statement of the general character of the business done and intended to be done, the selected financial data (Item 301 of Regulation S-K (§229.301 of this chapter)) and a brief statement of the nature and present status of any material pending legal proceedings; and
(g) A tabular presentation of notes payable, long term debt, deferred credits, minority interests, if material, and the equity section of the latest balance sheet filed, as may be appropriate.

2. The summary prospectus shall not contain a summary or condensation of any other required financial information except as provided above.
3. Where securities being registered are to be offered in exchange for securities of any other issuer, the summary prospectus also shall contain that information as to Items 9 and 11 specified in paragraphs (e) and (f) above which would be required if the securities of such other issuer were registered on this Form.
4. The Commission may, upon the request of the registrant, and where consistent with the protection of investors, permit the omission of any of the information herein required or the furnishing in substitution therefor of appropriate information of comparable character. The Commission may also require the inclusion of other information in addition to, or in substitution for, the information herein required in any case where such information is necessary or appropriate for the protection of investors.

--------------------------------------------------------------------------------

PROSPECTUS SYMBOL: NCRT CUSIP # 655553150

3,000,000 Shares

NORCOR TECHNOLOGIES CORPORATION

Common Stock

________________________________________________

All of the shares of Common Stock are offered under the Securities Act (1933), to be sold by a registered Underwriter or through Private Placement. The Common Stock of the company is not quoted and/or traded on any national or international stock exchange (e.g., New York, American Stock Exchange, NASDAQ National Market System, etc.). The Company is not publicly traded and is not registered with the United States Securities and Exchange Commission. See “Risk Factors” for a discussion of risk factors that should be Considered by prospective investors
___________________________________________________

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS, ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

=======================================================

Price to Investor Underwriting Discounts Proceeds to Company (2) Commission (1)
_______________________________________________________

Per Share $3.00 $0.30 $2.70
_______________________________________________________

Total $9,000,000 $900,000 $8,100,000

=======================================================

(1) The Company will seek Private Placement or hire a registered underwriter to sell the Common Stock of this offering.

(2) Before deducting printing, accounting and legal expenses estimated $ 900,000
____________________________________

This date of this Prospectus is March 1st, 2010

NOTICE

No dealer, salesman, or other person have been authorized to give any information or make any representations contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer to sell, or solicitation of any offer to buy any of the securities, to any person in any jurisdiction where such offer or solicitation would be unlawful.

Prior to this offering, there has been no public market for the Company’s Common Stock because at this time the Company is not publicly trading. However, at the completion of this offering, the Company may consider trading its shares on of the Stock Exchanges, New York, American or NASDAQ system.

PROPECTUS SUMMARY

Pursuant to this offering, Norcor has registered a Form D with the Securities and Exchange Commission on April 30, 2007 selling approximately 36,500 shares at $ 0.20 per share to shareholders. These funds were used for design of the Company’s website.

The purpose for this transaction is to provide working capital, development of our (PIC) Personal Information Carrier, purchase building for offices and to meet various contract purchases. (See use of Funds).

AMOUNT OF SECURITIES OFFERED

The Company is offering 3,000,000 shares of common stock at $ 3.00 per share. The par value of these shares is $ 2.56. This value was arrived by the number of shares outstanding and the asset base of the company.

Number of Shares	3,000,000
Amount of Sales	$ 9,000,000
Shares Authorized before the offering	100,000,000
Shares provided for the offering	3,000,000
Shares outstanding before the offering	67,259,275
Shares outstanding after the offering	70,259,275

OTHER CLASSES OF STOCK

As of this offering, there are options on preferred stock but have not been issued.

THE COMPANY Norcor Technologies Corporation is a Florida registered corporation and its principal business activities are focused on the following: A. Construction B. Technology C. Energy

USE OF PROCEEDS
Equipment (Biodiesel Blending)	$ 600,000
Transportation	1,000,000
PIC Design & Development	500,000
Promotions & Marketing	400,000
Office Building	2,000,000
Administrative	1,000,000
Inventory	2,000,000
Drilling of two (Oil & Gas Wells)	600,000
R & D Budget for Renewable Energy Products	1,500,000

RISK FACTORS

The securities being offered hereby involve a high degree of risk. Prospective investors should carefully consider the risk presented below.

OPERATIONS TO DATE

The company is engaged in the Construction business providing HVAC Equipment and Control Devices. The company’s Energy business activities include supplying Biodiesel, Gasoline and Diesel Fuel to the US Military and State Governments. The Technology business manufactures the Personal Information Carrier, Reader and the design of software for the (PIC) Personal Information Carrier.

CONFLICT OF INTEREST

Although the Board of Directors of the Company adopted a policy relating to potential conflicts of interest, it is possible that conflict of interest situations may arise which will benefit the individual officers of the Company. However, every effort will be made to preserve the basic fiduciary obligations relative to the goals set out by the Company.

NON-ARM’s LENGTH TRANSACTIONS

The Company may engage in transactions with its Officers and Directors. Such transactions may be considered as not having occurred at arm’s length. The Company may do business with such persons in the future, and may contract with them on more favorable terms than would be extended to persons and/or entities not affiliated with the Company. SPECULATIVE NATURE OF SECURITIES

The purchase of securities with the exception of liquidating these securities at a substantial gain is highly speculative. Changing economic and market conditions can negatively impact the price at which these securities are both bought and sold.

NON COMMITMENT TO PURCHASE SHARES

There is no commitment by anyone to purchase all are any part of these shares offered and, consequently, the Company can give no assurance that the shares hereby offered will be sold.

COMMON STOCK TRADING

The common stock of the Company is being listed on OTC Pink Sheet. However, at the completion of the offering, the Company may list the shares on the American Exchange. ALLOCATION OF OFFERING PROCEEDS

In this offering as set out in “Use of Proceeds” and “Detail Use of Proceeds”, the investors must rely on the judgment of Management in using the funds with discretions in regards to its uses specified herein.

CONTROL BY PRESENT OWNERS AND DILUTION

Upon completion of the offering, officers and directors will own at least sixty percent of the Company’s outstanding common shares. Therefore, investors will incur immediate dilution of their investment in so far as related to the resulting book value of the Company’s outstanding shares of Common Stock, after the completion of the offering; those private investors will bear more of the investment risk. See “Dilution and other Comparative Per Share Data”.

DETAILED USE OF OFFERING PROCEEDS

The Company estimates that the net proceeds to the company from the sale of 3,000,000 Shares at $3.00 per share, hereby will be approximately $8,100,000 after deducting $ 900,000 for promotional fees. Such proceeds will be added to the general fund applied over the next twelve to twenty four months in the following manner.

Equipment & Biodiesel Blending Plant	$ 600,000
Promotional & Marketing Expenses	400,000
Administrative Costs	1,000,000
Home Office Building	2,000,000
Inventory	2,000,000
PIC Development, Manufacturing Tooling Costs	500,000
Drilling of (two oil& gas wells)	600,000
Transportation	1,000,000
R & D Budget for Renewable Energy Products	1,500,000

Although the amounts set forth above indicate the Company’s present intentions for the use of proceeds, actual allocations and expenditures could vary considerably depending upon certain economic conditions affecting the company’s business. Any change either in the allocation of funds or the order of priority will be at the discretion of the Company’s Board of Directors.

Until the proceeds of this offering are used for the purpose stated above. The Company will invest them in interest bearing investments.

CAPITALIZATION

The following table sets forth the Capitalization of the Company as of October 31st, 2009, and as adjusted to reflect the sale of 3,000,000 shares of Common Stock hereby offered by the Company.

STOCK OPTION PLAN

The company has not adopted a Stock Option nor Stock Appreciation Rights Plan for it’s employees at this time.

When the Company stocks begin trading, all shareholders of record at that time will be extended rights to purchase additional shares under a rights plan set forth by the Company’s Board of Directors.

DIVIDENDS

There is no assurance that the operations of the Company will be profitable. If the Company’s operations are successful, the Company will distribute a percentage of its net earnings to all shareholders of the Company’s common stock on a quarterly basis.

DILUTION AND OTHER COMPARATIVE DATA

As of October 31st, 2009, the Company had a total of 67,259,275 shares of common stock outstanding with a net tangible book value of approximately $ 2.68 per share. If the maximum number of shares are sold of which there are no assurances, there will be 70,259,275 shares of the Company’s Common Stock outstanding with a net book value of $ 2.56 per share.

Amount of Securities Authorized	Title or Class of Securities	Amount Outstanding	Amount Outstanding if Sold
100,000,000	Common Stock	67,259,275	70,259,275
Par Value $ 0.01
Per Share

OFFICES

Upon completion of the offering, the Company will occupy space in a Office purchased in Charlotte or Greensboro, North Carolina.

MANAGEMENT

The Executive officers and Directors of the Company are as follows:

NAME	AGE	POSITION

Wellesley K. Clayton Sr.	70	Chairman & CEO
Mark Clayton	38	President & Treasurer
Marquis Bey	37	Secretary
Robert Warner	45	Vice President
Hugh Roberts	41	Director
Oliver duCille	51	Consultant

Mr. Wellesley K. Clayton Sr. is a graduate of the University of Southern California, Los Angeles with a BA degree in International Relations and Graduate work in International Public Administration and Executive Management Certificate Program at Howard University and Tuft School of Business.

Mr. Clayton worked for the Jamaican Foreign Service after leaving the University of Southern California. Returned to the United States and was employed in the Financial Services business as a Stockbroker, in the Oil business drilling and operating wells for many years, in the Computer Business as a retail store owner, and launched Norcor Technologies Corporation in 1989.

Mr. Mark Clayton is a graduate of Livingstone College with a BS in Political Science. Project Co-coordinator for Norcor Technologies Corp., Transportation Broker for Eagle Transportation, Sales and Finance Manager for Toyota, Germantown, Maryland.

Mr. Robert Warner is a graduate of Mount St. Mary, New York with a BS in Computer Science. Construction Manager with Bentley Butler, Atlanta, Georgia.

Mr. Hugh Roberts is a graduate of North Carolina State University with BS in Aerospace Engineering and MS in Mathematics. Mr. Roberts is independent Business Consultant.

Mr. Marquis Bey is a graduate of North Carolina A&T State University, Greensboro in Business and Finance. A certified Radio Field Operator, A Training Specialist with American Express and had experiences as Manager of a Auto Insurance Agency operation and a Financial Data Analyst in the Mortgage Services Industry.

Mr. Oliver duCille is a graduate of Presbyterian College with a BS in Math-Physics. Mr duCille is a Software Developer and Technology Business Development Consultant.

REMUNERATIONS

Remunerations for corporate officers and the Board of Directors have not been established. However, when this offering is completed, salaries and other compensation will be paid from normal operation of the business.

CERTAIN TRANSACTIONS

All of the shares of the Company’s officers and directors are tradable as released every three months. Therefore, the shares of common stock of the company being offered may be sold directly or indirectly. The company from time to time will purchase shares of its common stock from shareholders, but is not legally bound to do so.

DESCRIPTION OF COMMON STOCK

Holders of Common Stock are entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all of the directors. Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of the funds legally available thereof and, in the event of liquidation, to share pro rata in any distribution of any of the company’s asset after payment of liabilities. Holders of common stocks do not have preemptive rights to subscribe to additional shares if issued by the company. The Board of Directors may extend preemptive rights to shareholders from time to time. All of the outstanding shares of common stock and the shares being offered hereby will be, upon issuance, fully paid and not liable to any call or assessment.

EXECERCISEABLE RIGHTS

Pursuant to any warrants being offered they can be exercised in whole or in part at any time. The number of shares issuable upon exercise of any warrants will be adjusted upon the occurrence of stock splits, mergers, consolidations or similar pro rata share transactions.

REPORT TO STOCKHOLDERS

The company will furnish it’s stockholders with annual reports containing certified financial statements of the company examined by independent certified public accountants. The company will issue audited quarterly reports and may distribute other reports as it deems appropriate.

STOCK TRANSFER AGENT

Corporate Stock Transfer Inc. 3200 Cherry Creek Drive South Denver, Colorado 80209 Tel: 303-282-4800

LITIGATION

There is no litigation pending to the knowledge of the Company, nor threatened to which the property of the Company is subject to or which the company may be a party. No such proceedings are known to be contemplated by governmental authorities or other parties.

EXPERTS

Accounting:

The Balance Sheet and Statements have been audited by a Certified Public Accountant. These Statements were relied upon the activities of the company and the reflection of the information recorded in the company’s books.

Eugene Edwards CPA
5816 Paper Whites Place
Charlotte, North Carolina 28269
Tel: 704-877-6250

Legal:

Attorney David Walker has prepared and presented Norcor Trading letter to the OTC-Board.

David M. Walker, Esq.
201 17th Street, Suite 300
Atlanta, Georgia
Tel: 404-541-6551

Report of Independent Registered CPA

To the Board of Directors and Stockholders of Norcor Technologies Corporation. I have audited the accompanying balance sheet of Norcor Technologies Corporation as of September 30th, 2009 and 2008, and the related statements of operation, cash flow and stockholders’ equity for each of two years ended September 30, 2009. These financial Statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

I conducted the audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. I believe that these audits provide a reasonable basis for my opinion.

In my opinion, such financial statements present fairly, in all material respects, the financial position of Norcor Technologies Corporation as of September 30, 2009 and 2008, and the results of its operation and its cash flows for each of the two years in the period ended September 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

I have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company’s internal control over financial reporting as of September 30, 2009, based on the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and my report dated October 25, 2009, expressed an unqualified opinion on management’s assessment of the effectiveness of the company internal control over financial reporting and an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

October 25, 2009

Eugene C. Edwards, CPA
5916 Paper Whites Pl., Charlotte, NC 28269
Phone (704) 877-6250

BALANCE SHEET

Year Ended September 31

	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	10,000	1,000
Marketable Securities	150,000,000	0
Inventories	0	0
Prepaid and other current assets	0	0

Total current assets	150,010,000	1,000

Equity and other investments	0	0
Property, plant and equipment, net	8,000	8,000
Construction in progress	0	0
Intangible assets, net	260,000	260,000
Other long term assets	30,000,000	0
Accumulated Depreciation	(2,000)	(1,000)

Total assets	180,276,000	268,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	0	0
Short term loans	0	0
Taxes payable	0	0
Current portion of long term debt	0	0
Other current liabilities	0	0

Total current liabilities	0	0

Long term debt	0	0
Long term payable	0	0

Total liabilities	0	0

Stockholders’ equity:
Common stock, US$ 0.01 par value
100,000,000 Shares authorized
67,259,275 shares issued and outstanding	672,593	672,593
Accumulated other comprehensive income	(384,047)
Retained earnings	20,546	20,546

Total stockholders’ equity	179,582,861	309,092

Total liabilities & stockholders' equity	180,276,000	268,000

The accompanying notes are an integral part of these statements

FOOTNOTES TO THE BALANCE SHEET-09/2009

CURRENT ASSETS:

1. Three ($ 50,000,000 Securitized bonds at $ 1,000.00 per share, which equals to 150,000 shares

2. 150,000 Convertible Preferred Shares at $ 1,000 will convert to Common Shares at market price at any time within five years.

3. There is a dividend conversion of additional shares at market price within five years.

Note:
Total 150,000 Convertible Preferred Shares to 150,000 Common Shares @ Market Price, anytime within the next five years.

TOTAL: $ 150,000,000

FIXED ASSETS:

Fixed Assets

Mineral and Royalty Deed (1) $ 10,000,000
Mineral and Royalty Deed (2) $ 20,000,000

INCOME STATEMENT
Year Ended September 31
	2009	2008

Net sales	0	1,100,000

Cost of goods sold	0	1,012,000

Gross profit	0	88,000

Operating expenses:
Sales and marketing	0	0
General and administrative	7,500	64,226
Total operating expenses	7,500	64,226

Operating profit	(7,500)	23,774

Interest expense	0	0

Other income (expense)	0	0

Income before income tax expense	(7,500)	23,774
Income tax expense	0	(3,228)

Net income	(7,500)	20,546

Basic earnings per share	(0.000115)	0.000316
Weighted average number of share	65,000,000	65,000,000

The accompanying notes are an integral part of these statements.

STATEMENT OF CASH FLOW
Year Ended September 30
	2009	2008
Operating Activities:

Net Income	(7500)	23774

Adjustments to reconcile net income to net cash
provided by operating activities:

Depreciation and Amortization	(2000)	(1000)
Allowance for doubtful account	0	0

Changes in assets and liabilities:

Accounts Receivable	0	0
Inventories	0	0
Prepaid and other corrent assets	0	0
Accounts Payable	0	0
Accrued Liabilities	0	0

Net cash provided by operating activities	(9500)	20546

Net increase (decrease) in cash and cash equivalents	(10546)	20546

Cash and Cash eqivalents at beginning of period	20546	7716

Cash and cash equivalents at end of period	10000	20546

Supplemental disclosures:

Cash paid in interest	0	0

Cash paid for income taxes	0	3228

The accompanying notes are an integral part of these statements.

NOTES
1. Organization and nature of operations
Norcor Technologies Corporation (The Company) is a Florida Corporation with primary three divisions. Construction: The company supply and install HVAC Controls Devices, the Company also supplies HVAC Equipments to meet Clients expectation. Energy: The Company markets Fuel and Gas to Clients such as the United States Military. The Company also develop and market alternative fuel such as Biodiesel. Technology: The Company manufactures and market personal information carrier (PIC). This product is design to store Medical Information for individuals and drivers’ license information.

2. Summary of significant accounting polices.
a. Accounting Standards
The Company financial statements have been prepared on a historical cost basis to reflect the financial position and results of operations of the Company in accordance with accounting principles generally accepted in the United States of America.

b. Fiscal Year
The Company fiscal year ends on the 30th of September of each calendar year.

c. Use of Estimates
The Company’s discussion and analysis of its financial condition and results of operation is based upon its financial statements which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements require the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. On a on-going basis, the Company evaluates its estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or condition.

d. Revenue recognition
The company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectability is reasonably assured.

e. Shipping and handling cost
The Company records outward freight, purchasing and receiving cost in selling expenses, inspection costs and warehousing costs are recorded as general and administrative expenses.

f. Cash and Cash equivalent
Cash and Cash equivalents include cash on hand, demand deposits held by banks, and securities with maturities of three months or less. The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash equivalents are composed primarily in money market accounts stated at cost, which approximates fair value.

g. Inventories
Inventories are recorded using the weighted average method and are valued at the lower of cost or market.

h. Accounts Receivable, net
The carrying amounts of account receivable are reduced by a valuation allowance that reflects the Company’s best estimates of the amounts that will not be collected. In addition to reviewing delinquent accounts receivable, the Company considers many factors in estimating its general allowance, including aging analysis, historical bad debt records, customer credit analysis and any specific known troubled accounts.

i. Property, plant and equipment
Property, plant and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets. Amortization of leasehold improvements is calculated on a straight-line basis over the life of the asset or the term of the lease, whichever is shorter. Major renewals and betterments are capitalized and depreciated, maintenance and repairs that do not extend the life of the respective assets are charged to expense as incurred. Upon disposal of assets the cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income. Depreciation related to property and equipment used in production is reported in cost of sales. Property and equipment are depreciated over their estimated useful lives as follows:

Building and improvements 20-40 years
Machinery and Equipments 7 years
Transportation 3 years
Long-term assets of the Company are reviewed annually to assess whether the carrying value has become impaired according to the guidelines established in statement of Accounting Standards (SFAS) No. 144 “Accounting for the impairment of Disposal of Long-Lived Assets.” The Company also evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. No impairment of assets was recorded in the period reported.

j. Intangible assets

Intangible assets consist of mainly software rights and are recorded at cost. The Company has software developed for its personal information carrier (PIC).

k. Impairment of long-lived assets
The carrying amounts of long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to future undiscounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair market value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to resell.

l. Income taxes
Income taxes are calculated and determined based on the US Internal Revenue tables of assessment.

m. Earnings per share
Basic earnings per share are computed using the weighted average number of common shares outstanding during the year. Diluted earnings per share are computed using the weighted average number common and, if dilutive, potential common shares outstanding during the year.

These notes are an integral part of these statements.

STOCK SUBSCRIPTION AGREEMENT
The undersigned hereby offers to subscribe for the number of shares of Common Stock (the “Shares”) of ______________________________ (the “Company”) set forth on the signature page of this Subscription Agreement at a price of $__________ per Share. By execution of this Subscription Agreement, the undersigned hereby acknowledges that the undersigned understands that the Company is relying upon the accuracy and completeness hereof in complying with its obligations under applicable federal and state securities laws. The undersigned further acknowledges and certifies that the undersigned received and read the Prospectus of the Company dated ____________________ and any supplements thereto (the “Prospectus”), and the undersigned is familiar with the terms and provisions thereof.

The undersigned agrees and represents as follows:

1. Representations, Warranties and Agreements.
The undersigned hereby represents and warrants to, and agrees with, the Company, as follows:

(a) That the undersigned is aware of the following:

(1) The Shares are speculative investments which involve a substantial degree of risk of loss by the undersigned of the undersigned's entire investment in the Company and that the undersigned understands and takes full cognizance of the risk factors related to the purchase of the Shares, including, but not limited to those set forth in the Prospectus;

(2) The Company is newly formed and has been operating at a loss and may do so for the foreseeable future.

(3) There are significant restrictions on the transferability of the Shares; the Shares will not be, and the investors will have no rights to require that the Shares be registered under the Securities Act of 1933 (the “Act”) or any state securities laws; there is no public market for the Shares and none is expected to develop; and, accordingly, it may not be possible for the undersigned to liquidate the undersigned's investment in the Company;

(4) No federal or state agency has made any findings as to the fairness of the terms of the offering; and

(5) Any projections or predictions that may have been made available to investors are based on estimates, assumptions and forecasts which may prove to be incorrect; and no assurance is given that actual results will correspond with the results contemplated by the various projections;
(b) That at no time has it been explicitly or implicitly represented, guaranteed or warranted to the undersigned by the Company, the agents and employees of the Company, or any other person: (1) That the undersigned will or will not have to remain as owner of the Shares an exact or approximate length of time; (2) That a percentage of profit and/or amount or type of consideration will be realized as a result of this investment; (3) That any cash dividends from Company operations or otherwise will be made to shareholders by any specific date or will be made at all; or (4) That any specific tax benefits will accrue as a result of an investment in the Company;

(c) That the undersigned is financially responsible, able to meet all obligations hereunder, and acknowledges that this investment will be long-term and is by nature speculative;

(d) That the undersigned has received and carefully read and is familiar with the Prospectus, this Subscription Agreement, and all other documents in connection therewith, and the undersigned confirms that all documents, records and books pertaining to the investment in the Company have been made available to the undersigned and/or to the undersigned's personal investment, tax and legal advisers, if such advisers were utilized by the undersigned;

(e) That the undersigned has relied only on the information contained in the Private Placement Memorandum and that no written or oral representation or information that is in any way inconsistent with the Prospectus and has been made or furnished to the undersigned or to the undersigned's purchaser representative in connection with the offering of the Shares, and if so made, has not been relied upon;

(f) That the undersigned is capable of bearing the high degree of economic risks and burdens of this venture including, but not limited to, the possibility of complete loss of investment and the lack of a public market which may make it impossible to readily liquidate the investment whenever desired;

(g) That the undersigned is an “accredited investor” as that term is defined in The Securities Exchange Act of 1933 under the Act or is otherwise a sophisticated, knowledgeable investor (either alone or with the aid of a purchaser representative) with adequate net worth and income for this investment;

(h) That the undersigned has knowledge and experience in financial and business matters (either alone or with the aid of a purchaser representative), is capable of evaluating the merits and risks of an investment in the Company and its proposed activities and has carefully considered the suitability of an investment in the Company for the undersigned's particular financial situation, and has determined that the Shares are a suitable investment;

(i) That the offer to sell Shares was communicated to the undersigned by the Company in such a manner that the undersigned was able to ask questions of and receive answers from the Company concerning the terms and conditions of this transaction and that at no time was the undersigned presented with or solicited by any leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement or any other form of advertising or general solicitation;

(j) That the Shares for which the undersigned hereby subscribes are being acquired solely for the undersigned's own account, for investment, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and the undersigned agrees that such Shares will not be sold without registration under the Act or an exemption therefrom. In furtherance thereof, the undersigned will not sell, hypothecate or otherwise transfer the undersigned's Shares unless the Shares are registered under the Act and qualified under applicable state securities laws or unless, in the opinion of the Company, an exemption from the registration requirements of the Act and such laws is available;
(k) That the undersigned has had prior personal or business relationships with the Company or its affiliates, or by reason of the undersigned's business or financial experience (either alone or with the aid of a purchaser representative), the undersigned has the capacity to protect the undersigned's own interest in connection with this transaction;

(l) That the undersigned has been advised to consult with the undersigned's own attorney regarding legal matters concerning an investment in the Company and has done so to the extent the undersigned considers necessary;

(m) That the undersigned certifies, under penalty of perjury, (i) that the social security or Tax Identification Number set forth herein is time, correct and complete, and (ii) that the undersigned is not subject to backup withholding either because the undersigned has not been notified that the undersigned is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified the undersigned that the undersigned is no longer subject to backup withholding; and

(n) That the undersigned acknowledges that the Prospectus reflects the Company's current intentions and estimates at the current time, and as with any developing company, the precise elements of the Company's plans can be expected to change from time to time.

2. Indemnification. The undersigned shall indemnify, defend and hold harmless the Company, and any officers, employees, shareholders, partners, agents, directors or controlling persons of the Company (collectively the “Indemnified Parties” and individually an “Indemnified Party”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against losses, liabilities and expenses of each Indemnified Party (including attorneys' fees, judgments, fines and amounts paid in settlement, payable as incurred) incurred by such person or entity in connection with such action, arbitration, suit or proceeding, by reason of or arising from (i) any misrepresentation or misstatement of facts or omission to represent or state facts made by the undersigned, including, without limitation, the information in this Subscription Agreement, or (ii) litigation or other proceeding brought by the undersigned against one or more Indemnified Party wherein the Indemnified Party is the prevailing party.

3. Entity Investors. If the undersigned is an entity, trust, pension fund or IRA account (an “Entity”), the Entity and the person signing on its behalf represent and warrant that: (i) such Entity is an existing entity, and has not been organized or reorganized for the purpose of making this investment (or if not true, such fact shall be disclosed to the Company in writing along with information concerning the beneficial owners of the Entity), (ii) the undersigned has the authority to execute this Subscription Agreement, and any other documents in connection with an investment in the Shares, on the Entity's behalf, (iii) the Entity has the power, right and authority to invest in the Shares and enter into the transactions contemplated thereby, and that the investment is suitable and appropriate for the Entity and its beneficiaries (given the risks and illiquid nature of the investment) and (iv) all documents executed by the entity in connection with the Company are valid and binding documents or agreements of the Entity enforceable in accordance with their terms.

4. Revocation. The undersigned agrees that the undersigned may not cancel, terminate or revoke the offer to subscribe for shares for a period of 120 days or any agreement hereunder at any time and that this Agreement shall survive the death or disability of the undersigned and shall be binding upon the undersigned's heirs, executors, administrators, beneficiaries, successors and assigns.

5. Certain Securities Law Matters.

(a) The Shares shall not be sold, assigned, transferred or pledged except upon satisfaction of the conditions specified in this Section 5, which conditions are intended to ensure compliance with the provisions of the Act. The undersigned will cause any proposed purchaser, assignee, transferee or pledgee of the Shares held by the undersigned to agree to take and hold such securities subject to the provisions and conditions of this Section 5.

(b) Each certificate representing (i) the Shares and (ii) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 5(c) below) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

The undersigned consents to the Company making a notation on its records and giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer established in this Section 5.

(c) The undersigned agrees to comply in all respects with the provisions of this Section 5. Prior to any proposed sale, assignment, transfer or pledge of any Shares, unless there is in effect a registration statement under the Act covering the proposed transfer, the undersigned thereof shall give written notice to the Company of the undersigned's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at the undersigned's expense evidence satisfactory to the Company the effect that the proposed transfer of the Shares may be effected without registration under the Act or applicable state securities law.

6. Investor Information
The Company may only accept subscriptions from persons who meet certain suitability standards. Therefore, certain information is requested below.
(a) Name:
Age:
Social Security Number:

(b) Home Address:
Home Telephone Number:

(c) Firm Name:
Nature of Business:
Position/Title:
Length of Time in Position:
Business Address:
Zip Code:
Business Telephone Number:

(d) Send Correspondence to: Home Business

(e) List each prior employment position or occupation during the last five years, giving dates:

(f) List any business or professional education, indicating degrees received, if any:

(g) (1) My net worth (together with my spouse’s net worth), is in excess of $_________

(2) In order for the Company to determine if I qualify as an “accredited investor” under The Securities Exchange Act of 1933 of the Securities Act of 1993, the reasonable fair market value of my personal home, home furnishings, and automobile is in excess of $__________.

(3) For 19___ and 19___ my actual and for 19___ my estimated annual gross income was or is (do not include your spouse’s income):
19___: $_________ 19___: $_________ 19___: $_________

(4) My spouse’s actual gross income for 19___ and 19___ and estimated 19___ gross income was or is:
19___: $_________ 19___: $_________ 19___: $_________

(h) Previous Investment Experience in Other Private Offerings of Securities or Other Relevant Experience:
Name of Program 1.
Or Company
2.

3.
Amount Invested 1.
2.
3.

(i) In which state do you currently
(a) Maintain your primary residence?
(b) Maintain your secondary residence?
(c) Vote?
(d) File income tax returns?
(e) Maintain a driver’s license? (j) List any other information you believe is relevant in showing that you are able to adequately evaluate the risks and merits of thisinvestment:

In furnishing the above information, I acknowledge that the Company will be relying thereon in determining, among other things, whether there are reasonable grounds to believe that I qualify as a purchaser under applicable securities laws for the purposes of the proposed investment. 7. Miscellaneous.

(a) All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Company at the address set forth on the instructions page hereof and to the undersigned at the address set forth on the signature page hereof.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to conflict of law principles.

(c) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous understandings, representations, warranties or agreements (whether oral or written) and may be amended only by a writing executed by all parties.

(d) The undersigned acknowledges that the Company may, in its sole and absolute discretion, accept or reject this subscription offer in whole or in part.

8. Certification.
The undersigned represents to you that (i) the information contained herein is complete and accurate on the date hereof and may be relied upon by you and (ii) the undersigned will notify you immediately of any change in any of such information occurring prior to the acceptance of the subscription and will promptly send you written confirmation of such change. The undersigned hereby certifies that he has read and understands the Prospectus and this Subscription Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this _______________________ day of_________________.

Number of Shares Subscribed for
at $ ________________________ per share
$ ____________________________________________________
Total Purchase Price

______________________________________________________
Signature

Title of Authorized Signatory if Purchaser
Is a corporation, partnership or other entity

______________________________________________________
Signature of Spouse or Co-owner

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